Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  April 27, 2016

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS BETTER FIRST QUARTER 2016 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended March 31, 2016 of $1.7 million, an improvement of over $0.1 million, or 8%, compared to $1.6 million for the first quarter of 2015.  Higher revenue more than offset the increase in non-interest expenses, when compared to the first quarter of 2015.  Earnings per share on a diluted basis for the quarter were $0.69 and $0.64 for the three months ended March 31, 2016 and 2015, respectively.

“Fidelity’s strong first quarter earnings sets the stage for a successful 2016,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “The growth in earnings, loans, core deposits, and improved net interest margin are the highlights for the first quarter.  I attribute the Company’s continued financial success to the Fidelity Banker’s commitment to our client’s financial success and the marketplace acceptance of our customer centric business model.”

Net interest income increased $0.5 million, or 9%, to $6.1 million for the quarter ended March 31, 2016, from $5.6 million recorded during the first quarter of 2015.  Net interest income earned was higher with a 12 basis point savings on rates of interest-bearing liabilities outpacing the 4 basis point decline in yield on interest earning assets.  Additional revenue from a $41 million and $18 million higher average balance in the loan and investment portfolios, respectively, added $0.4 million to interest income.  Lower interest costs of $0.1 million occurred primarily from an $8 million lower debt level and the lower repricing of deposit rates.  These more than offset the added interest expense from the $39 million growth in interest-bearing deposit account balances increasing interest expense on deposits by $23 thousand.  Cost of funds further declined 9 basis points from these interest savings plus the $13 million growth in average non-interest bearing deposits.  The earning asset growth at lower yields pressured spread lower, but was outpaced by interest cost savings, which expanded net interest margin by 6 basis points to 3.70% for the first quarter of 2016, compared to 3.64% for the same 2015 quarter.

A provision for loan losses of $150 thousand was recorded during both first quarters of 2016 and 2015.   The allowance for loan losses was $9.4 million, or 1.69% of total loans at March 31, 2016 compared to $9.5 million, or 1.77% of total loans at March 31, 2015.

Total other income recorded for the quarters ended March 31, 2016 and 2015 was $1.7 million.  Other income declined due to $122 thousand fewer gains from loans sold, a $47 thousand reduction in fiduciary fees and $23 thousand less financial service fees that offset revenue growth from a $73 thousand increase in deposit service charges and $54 thousand more interchange fees, when compared to the first quarter of 2015.

Total other operating expenses increased $0.3 million, or 6%, to $5.4 million from $5.1 million for the quarters ended March 31, 2016 and 2015, respectively.  The other operating expenses primarily increased due to $0.2 million more salary and employee benefits plus increases of $0.1 million from data processing and $51 thousand in additional professional expenses incurred partially offset by reductions of $0.1 million from less other real estate owned expenses and $23 thousand fewer premises and equipment expenses, during the 2016 first quarter compared to the same 2015 period.

The Company’s assets increased $34.0 million to total $763.4 million at March 31, 2016 compared to $729.4 million at December 31, 2015.  This asset growth resulted in higher cash and investment securities balances of $28.8 million and $3.4 million, respectively, funded from $32.7 million increase in interest-bearing deposits, $14.6 million additional non-interest-bearing deposits plus a $2.0 million increase in shareholders’ equity, partially offset by $15.4 million less short-term borrowings.

Fidelity D & D Bancorp, Inc. has built a strong history as trusted advisors to the customers served by The Fidelity Deposit and Discount Bank, and is proud to be an active member of the community of Northeastern Pennsylvania.  The Company serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 10 community banking office locations providing personal and business banking products and services, including wealth management assistance through fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank provides 24 hour, 7 day a week service to customers through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new or changes in existing laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	impacts of the new capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•

the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	acts of war or terrorism;
•	disruption of credit and equity markets; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	March 31, 2016	December 31, 2015
Assets
Total cash and cash equivalents	$41,091	$12,277
Investment securities	128,673	125,232
Federal Home Loan Bank Stock	1,420	2,120
Loans and leases	557,293	557,630
Allowance for loan losses	(9,384)	(9,527)
Premises and equipment, net	16,519	16,723
Life insurance cash surrender value	11,169	11,082
Other assets	16,601	13,821

Total assets	$763,382	$729,358

Liabilities
Non-interest-bearing deposits	$157,358	$142,774
Interest-bearing deposits	510,553	477,901
Total deposits	667,911	620,675
Short-term borrowings	12,765	28,204
Long-term debt	-	-
Other liabilities	4,397	4,128
Total liabilities	685,073	653,007

Shareholders' equity	78,309	76,351

Total liabilities and shareholders' equity	$763,382	$729,358

Average Year-To-Date Balances:	March 31, 2016	December 31, 2015
Assets
Total cash and cash equivalents	$28,960	$22,248
Investment securities	127,820	122,549
Loans and leases, net	548,034	525,571
Premises and equipment, net	16,641	15,954
Other assets	25,374	26,520

Total assets	$746,829	$712,842

Liabilities
Non-interest-bearing deposits	$144,890	$138,389
Interest-bearing deposits	502,917	475,853
Total deposits	647,807	614,242
Short-term borrowings and long-term debt	17,145	19,886
Other liabilities	4,396	4,306
Total liabilities	669,348	638,434

Shareholders' equity	77,481	74,408

Total liabilities and shareholders' equity	$746,829	$712,842

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended
	Mar. 31, 2016	Mar. 31, 2015
Interest income
Loans and leases	$6,006	$5,638
Securities and other	730	666

Total interest income	6,736	6,304

Interest expense
Deposits	580	557
Borrowings and debt	18	140

Total interest expense	598	697

Net interest income	6,138	5,607

Provision for loan losses	(150)	(150)
Other income	1,687	1,750
Other expenses	(5,388)	(5,087)
Provision for income taxes	(586)	(547)
Net income	$1,701	$1,573

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Interest income
Loans and leases	$6,006	$5,979	$5,934	$5,813	$5,638
Securities and other	730	681	678	625	666

Total interest income	6,736	6,660	6,612	6,438	6,304

Interest expense
Deposits	580	597	574	508	557
Borrowings and debt	18	8	6	139	140

Total interest expense	598	605	580	647	697

Net interest income	6,138	6,055	6,032	5,791	5,607

Provision for loan losses	(150)	(575)	(200)	(150)	(150)
Other income	1,687	1,927	2,023	1,833	1,750
Other expenses	(5,388)	(4,952)	(5,239)	(5,744)	(5,087)
Provision for income taxes	(586)	(634)	(687)	50	(547)
Net income	$1,701	$1,821	$1,929	$1,780	$1,573

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Assets
Total cash and cash equivalents	$41,091	$12,277	$25,690	$21,737	$18,983
Investment securities	128,673	125,232	126,782	121,812	126,481
Federal Home Loan Bank Stock	1,420	2,120	1,085	1,988	1,291
Loans and leases	557,293	557,630	543,497	540,787	520,855
Allowance for loan losses	(9,384)	(9,527)	(9,149)	(9,259)	(9,208)
Premises and equipment, net	16,519	16,723	16,875	17,034	14,931
Life insurance cash surrender value	11,169	11,082	10,995	10,909	10,825
Other assets	16,601	13,821	13,433	13,547	18,349

Total assets	$763,382	$729,358	$729,208	$718,555	$702,507

Liabilities
Non-interest-bearing deposits	$157,358	$142,774	$150,714	$137,682	$133,846
Interest-bearing deposits	510,553	477,901	492,289	469,204	467,896
Total deposits	667,911	620,675	643,003	606,886	601,742
Short-term borrowings	12,765	28,204	6,743	34,263	13,773
Long-term debt	-	-	-	-	10,000
Other liabilities	4,397	4,128	3,829	3,707	3,470
Total liabilities	685,073	653,007	653,575	644,856	628,985

Shareholders' equity	78,309	76,351	75,633	73,699	73,522

Total liabilities and shareholders' equity	$763,382	$729,358	$729,208	$718,555	$702,507

Average Quarterly Balances:	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Assets
Total cash and cash equivalents	$28,960	$17,612	$20,486	$12,947	$38,192
Investment securities	127,820	127,509	126,238	126,625	109,588
Loans and leases, net	548,034	541,144	532,646	520,857	507,185
Premises and equipment, net	16,641	16,843	17,009	15,002	14,929
Other assets	25,374	24,409	24,769	28,110	28,861

Total assets	$746,829	$727,517	$721,148	$703,541	$698,755

Liabilities
Non-interest-bearing deposits	$144,890	$141,198	$143,794	$136,079	$132,327
Interest-bearing deposits	502,917	493,383	488,608	457,111	463,849
Total deposits	647,807	634,581	632,402	593,190	596,176
Short-term borrowings and long-term debt	17,145	12,003	9,820	32,187	25,794
Other liabilities	4,396	4,766	4,327	4,310	3,811
Total liabilities	669,348	651,350	646,549	629,687	625,781

Shareholders' equity	77,481	76,167	74,599	73,854	72,974

Total liabilities and shareholders' equity	$746,829	$727,517	$721,148	$703,541	$698,755

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Selected returns and financial ratios
Basic earnings per share	$0.69	$0.74	$0.79	$0.73	$0.65
Diluted earnings per share	$0.69	$0.74	$0.79	$0.73	$0.64
Dividends per share	$0.27	$0.37	$0.27	$0.27	$0.25
Yield on interest-earning assets (FTE)	4.04%	4.05%	4.06%	4.12%	4.08%
Cost of interest-bearing liabilities	0.46%	0.48%	0.46%	0.53%	0.58%
Net interest spread	3.58%	3.57%	3.60%	3.59%	3.50%
Net interest margin	3.70%	3.69%	3.72%	3.72%	3.64%
Return on average assets	0.92%	0.99%	1.06%	1.01%	0.91%
Return on average equity	8.83%	9.48%	10.26%	9.67%	8.74%
Efficiency ratio	66.49%	61.15%	63.98%	65.84%	66.86%
Expense ratio	1.99%	1.68%	1.77%	1.92%	1.93%

Other financial data	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Book value per share	$31.92	$31.25	$31.00	$30.21	$30.13
Equity to assets	10.26%	10.47%	10.37%	10.26%	10.47%
Allowance for loan losses to:
Total loans	1.69%	1.71%	1.69%	1.71%	1.77%
Non-accrual loans	1.13x	1.06x	2.09x	2.18x	2.41x
Non-accrual loans to total loans	1.49%	1.61%	0.80%	0.79%	0.73%
Non-performing assets to total assets	1.77%	1.76%	1.11%	1.13%	1.15%